Exhibit 5



                        SIDLEY AUSTIN BROWN & WOOD LLP

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  ----                     FACSIMILE 212 839 5599                     ----
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HONG KONG                                                             TOKYO
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 LONDON                                                         WASHINGTON, D.C.





                                                May 28, 2004

Reckson Associates Realty Corp.
Reckson Operating Partnership, L.P.
225 Broadhollow Road
Melville, New York  11747

Ladies and Gentlemen:

      This opinion is furnished in connection with the registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of debt securities of Reckson Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), in an aggregate initial public offering price not to exceed $750,000,000 (the "Debt Securities"). The Debt Securities may be fully and unconditionally guaranteed (the "Guarantees") under certain circumstances by Reckson Associates Realty Corp., a Maryland corporation (the "Company"). The Registration Statement provides that the Debt Securities may be issued in one or more series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements to the prospectus contained in the Registration Statement (collectively, the "Prospectus") and, if issued, will be issued under an indenture, dated March 26, 1999, among the Operating Partnership, the Company and The Bank of New York, as trustee, incorporated by reference in the Registration Statement (the "Indenture").

      In arriving at the opinion expressed below, we have examined such documents and records as we deemed appropriate, including the following: the Certificate of Limited Partnership and the Amended and Restated Agreement of Limited Partnership, as amended, of the Operating Partnership and the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws, as amended, of the Company; records of corporate proceedings of the Company; the Registration Statement; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

      Based upon the foregoing and subject to the limitations, qualifications, and exceptions set forth herein, we are of the opinion that the Debt Securities have been duly authorized by all necessary partnership action of the Operating Partnership and the Guarantees have been duly authorized by all necessary corporate action of the Company, and when (i) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with, and (ii) the final terms of the Debt Securities and, if applicable, the Guarantees have been duly established and approved and have been duly executed, authenticated (in the case of the Debt Securities) and delivered against consideration therefor as contemplated in the Registration Statement, such Debt Securities and Guarantees will constitute valid and legally binding obligations of the Operating Partnership and the Company, respectively, and registered holders of such Debt Securities will be entitled to the benefits of the Indenture; provided, however, that the foregoing opinion is subject, as to enforcement against the Operating Partnership, to
(i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) provisions of law that require a judgment for money damages rendered by a court in the United States of America to be expressed only in U.S. dollars.

      We are members of the Bar of the State of New York and, accordingly we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the federal securities laws of the United States of America, the Revised Uniform Partnership Act of the State of Delaware and the Maryland General Corporation Law.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm in the Prospectus under the caption "Legal Matters."

                                          Very truly yours,


                                          /S/ Sidley Austin Brown & Wood LLP


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